UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 6, 2006

BREITBURN ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            OTHER EVENTS

On November 1, 2006, RBC Capital Markets Corporation, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, A.G. Edwards & Sons, Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc. and Canaccord Adams Inc. (the “Underwriters”) exercised their option to purchase an additional 900,000 common units to cover over-allotments in connection with the underwriting agreement, dated October 3, 2006, by and among the Partnership, BreitBurn GP, LLC, a Delaware limited liability company and the general partner of the Partnership, BreitBurn Energy Company L.P., a Delaware limited partnership, and the Underwriters. The sale, which is part of the initial public offering of the Partnership that closed on October 10, 2006, was at the initial public offering price to the public of $18.50 per unit, less the underwriting discount, and closed on November 6, 2006. The Partnership used the net proceeds from the exercise of the underwriters’ over-allotment option to redeem 900,000 common units owned by Pro GP Corp., a Delaware corporation, Pro LP Corp., a Delaware corporation, and BreitBurn Energy Corporation, a California corporation. Following redemption, those common units were cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer and Director

Dated: November 6, 2006